Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

1.             The Registrant holds a 98.9899 per cent limited partner interest in TC GL Intermediate Limited Partnership, a Delaware limited partnership.

2.             Through its interest in TC GL Intermediate Limited Partnership, the Registrant holds a 46.45 per cent general partner interest in Great Lakes Gas Transmission Limited Partnership, a Delaware limited partnership.

3.             The Registrant holds a 98.9899 per cent limited partner interest in TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership.

4.             Through its interest in TC PipeLines Intermediate Limited Partnership, the Registrant holds a 50 per cent general partner interest in Northern Border Pipeline Company, a Texas general partnership.

5.             The Registrant holds a 98.9899 per cent limited partner interest in TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership.

6.             Through its interest in TC Tuscarora Intermediate Limited Partnership, the Registrant wholly-owns TC Pipelines Tuscarora LLC, a Delaware limited liability company.

7.             Through its interest in TC Tuscarora Intermediate Limited Partnership and TC Pipelines Tuscarora LLC, the Registrant wholly-owns Tuscarora Gas Transmission Company, a Nevada general partnership.